                                                            File No. 333-_____

     As filed with the Securities and Exchange Commission on August 21, 1996
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                        BURNHAM PACIFIC PROPERTIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               CALIFORNIA                              33-0204162
     (State or other Jurisdiction                 (I.R.S. Employer of
     Incorporation or Organization)               Identification No.)

                               610 WEST ASH STREET
                          SAN DIEGO, CALIFORNIA  92101
                    (Address of Principal Executive Offices)
                                 (619) 652-4700
                         (Registrant's Telephone Number)

                        BURNHAM PACIFIC PROPERTIES, INC.
                                STOCK OPTION PLAN
                            (Full Title of the Plan)

                              --------------------

                                 J. DAVID MARTIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        BURNHAM PACIFIC PROPERTIES, INC.
                               610 WEST ASH STREET
                          SAN DIEGO, CALIFORNIA  92101
                     (Name and Address of Agent for Service)
                                 (619) 652-4700
          (Telephone Number, Including Area Code, of Agent for Service)

                              --------------------

                                  With Copy to:
                              William B. King, P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                Boston, MA  02109
                                 (617) 570-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

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Title of Securities to be         Amount to            Proposed Maximum             Proposed Maximum             Amount of
      Registered              be Registered(1)      Offering Prince Per Share     Aggregate Offering Price     Registration Fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par           775,446 shares       $13.3066(2)                   $10,318,550.00               $3,559.00
value per share . . .          585,554 shares       $12.3125(3)                    $7,209,634.00               $2,487.00
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Total                        1,361,000 shares                                     $17,528,184.00               $6,046.00
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- ----------------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the Registrant's Stock Option Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the registration fee and is based upon the weighted average price at which outstanding options may be exercised.
(3) This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act solely for the purposes of determining the aggregate offering price and the registration fee and is based upon the average of the high and low prices of the Common
     Stock as quoted on the New York Stock Exchange on August 15, 1996.
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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E. of Form S-8, Burnham Pacific Properties, Inc. (the "Registrant") hereby incorporates by reference the contents of the registrant's registration statement on Form S-8 (No. 33-25431) as previously filed with the Securities and Exchange Commission on November 21, 1988 (the "Original Registration Statement"). This Registration Statement is being filed to register an additional 1,361,000 shares of the Registrant's Common Stock subject to issuance under the Registrant's Stock Option Plan, Amended and Restated as of May 17, 1996 (the "Plan").


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.


Item 8.   EXHIBITS.

          (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBIT

     3.1 Articles of Incorporation of the Registrant.* Amendments to the Registrant's Articles of Incorporation adopted at the Registrant's Annual Meeting of Shareholders on June 3, 1988.**
     3.2       Amended and Restated Bylaws of the Registrant.***
     5.1 Opinion of Counsel, Goodwin, Procter & Hoar LLP, as to the legality of the securities being registered.
     10.1 Burnham Pacific Properties, Inc. Stock Option Plan, Amended and Restated as of July 26, 1993.****
     10.2 Burnham Pacific Properties, Inc. Stock Option Plan, Amended and Restated as of May 17, 1996.
     23.1      Consent of Independent Accountants, Deloitte & Touche LLP.
     23.2      Consent of Counsel, Goodwin, Procter & Hoar  LLP (included in
               Exhibit 5.1 hereto).
     24.1      Powers of Attorney (included in Part II of this Registration
               Statement).


                  [Remainder of Page Intentionally Left Blank]


- ---------------------------
     * Incorporated by reference to the Registrant's registration statement on Form S-11, dated June 1, 1987 (No. 33-14571).

     **   Incorporated by reference to pages A-4 through A-6 of the Registrant's registration statement on Form S-4, dated March 7, 1988 (No. 33-20489).

     *** Incorporated by Reference to Exhibit 3.2.2. filed with the Registrant's 1993 Annual Report on Form 10-K.

     **** Incorporated by reference to Exhibit 10.1 filed with the Registrant's 1993 Annual Report on Form 10-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 16th day of August, 1996.

                                   BURNHAM PACIFIC PROPERTIES, INC.


                                   By:  /s/ J. David Martin
                                        ------------------------------
                                        J. DAVID MARTIN
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below constitutes and appoints J. David Martin, Daniel B. Platt and Michael L. Rubin, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute, may lawfully do or cause to be done by virtue hereof.

     Signature                     Title                         Date
     ---------                     -----                         ----


/s/ Malin Burnham             Chairman of the               August 16, 1996
- -----------------------       Board of Directors
Malin Burnham


/s/ J. David Martin           President, Chief              August 16, 1996
- -----------------------       Executive Officer
J. David Martin               and Director


/s/ Daniel B. Platt           Executive Vice President,     August 16, 1996
- -----------------------       Chief Financial Officer,
Daniel B. Platt               Chief Administrative Officer



/s/ Philip L. Gildred, Jr.    Director                      August 16, 1996
- --------------------------
Philip L. Gildred, Jr.


/s/ James D. Klingbeil        Director                      August 16, 1996
- --------------------------
James D. Klingbeil

/s/ Victor B. MacFarlane      Director                      August 16, 1996
- --------------------------
Victor B. MacFarlane


/s/ Donne P. Moen             Director                      August 16, 1996
- --------------------------
Donne P. Moen


/s/ Thomas A. Page            Director                      August 16, 1996
- --------------------------
Thomas A. Page


/s/ Richard R. Tartre         Director                      August 16, 1996
- --------------------------
Richard R. Tartre


/s/ Philip S. Schlein         Director                      August 16, 1996
- --------------------------
Philip S. Schlein

                                  EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION


     3.1 Articles of Incorporation of the Registrant.* Amendments to the Registrant's Articles of Incorporation adopted at the Registrant's Annual Meeting of Shareholders on June 3, 1988.**
     3.2            Amended and Restated Bylaws of the Registrant.***
     5.1 Opinion of Counsel, Goodwin, Procter & Hoar LLP, as to the legality of the securities being registered.
     10.1 Burnham Pacific Properties, Inc. Stock Option Plan, Amended and Restated as of July 26, 1993.****
     10.2 Burnham Pacific Properties, Inc. Stock Option Plan, Amended and Restated as of May 17, 1996.
     23.1           Consent of Independent Accountants, Deloitte & Touche LLP.
     23.2 Consent of Counsel, Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
     24.1           Powers of Attorney (included in Part II of this Registration
                    Statement).

- -----------------------------

     * Incorporated by reference to the Registrant's registration statement on Form S-11, dated June 1, 1987 (No. 33-14571).

     **   Incorporated by reference to pages A-4 through A-6 of the Registrant's registration statement on Form S-4, dated March 7, 1988 (No. 33-20489).

     *** Incorporated by Reference to Exhibit 3.2.2. filed with the Registrant's 1993 Annual Report on Form 10-K.

     **** Incorporated by reference to Exhibit 10.1 filed with the Registrant's 1993 Annual Report on Form 10-K.